AMENDED AND RESTATED SCHEDULE A

THIS SCHEDULE A, amended and restated as of June 1, 2007 for the addition of Marvin & Palmer Large Cap Growth Fund, is the Schedule A to that certain Regulatory Administration Services Agreement dated as of June 1, 2003 between PFPC Inc. and The RBB Fund, Inc.

List of Portfolios

Money Market Portfolio

Bogle Investment Management Small Cap Growth Fund

Robeco Boston Partners Large Cap Value Fund

Robeco Boston Partners Mid Cap Value Fund

Robeco Boston Partners All-Cap Fund

Robeco Boston Partners Small Cap Value Fund II (formerly the Micro

Cap Value Fund)

Robeco Boston Partners Long/Short Equity Fund (formerly the Market

Neutral Fund)

Robeco WPG Core Bond Fund

Robeco WPG Large Cap Growth Fund

Robeco WPG Small Cap Value Fund (formerly, Robeco WPG Tudor

Fund)

Schneider Small Cap Value Fund

Schneider Value Fund

Senbanc Fund

Bear Stearns CUFS MLP Mortgage Portfolio

[Signature page follows.]

Bear Stearns Enhanced Income Fund

Marvin & Palmer Large Cap Growth Fund

PFPC INC.

By:

Name:	Jay F. Nusblatt

Title:	Sr. Vice President

THE RBB FUND, INC.

By:

Name:
Title: